                          REGISTRATION RIGHTS AGREEMENT

         REGISTRATION RIGHTS AGREEMENT (this "AGREEMENT"), dated as of August 26, 1997 by and among SELFCARE, INC., a corporation organized under the laws of the State of Delaware, with headquarters located at 200 Prospect Street, Waltham, Massachusetts, 02154 (the "COMPANY"), and the undersigned (together with affiliates, the "INITIAL INVESTORS").

         WHEREAS:

         A. In connection with the Securities Purchase Agreement of even date herewith by and between the Company and the Initial Investors (the "SECURITIES PURCHASE AGREEMENT"), the Company has agreed, upon the terms and subject to the conditions contained therein, to issue and sell to the Initial Investors Units consisting of (i) shares of its Series B Convertible Preferred Stock (the "PREFERRED STOCK") that is convertible into shares of the Company's common stock, par value $.001 per share (the "COMMON STOCK"), upon the terms and subject to the limitations and conditions set forth in the Certificate of Designations, Rights and Preferences with respect to such Preferred Stock (the "CERTIFICATE OF DESIGNATION") and (ii) Warrants ("WARRANTS") that are exercisable for shares of Common Stock. The shares of Common Stock issuable upon conversion of the Preferred Stock or otherwise pursuant to the terms of the Certificate of Designation shall be referred to herein as the "CONVERSION SHARES" and the shares of Common Stock issuable upon exercise of the Warrants or otherwise pursuant to the terms of the Warrants shall be referred to herein as the "WARRANT SHARES"); and

         B. To induce the Initial Investors to execute and deliver the Securities Purchase Agreement, the Company has agreed to provide certain registration rights under the Securities Act of 1933, as amended, and the rules and regulations thereunder, or any similar successor statute (collectively, the "SECURITIES ACT"), and applicable state securities laws.

         NOW, THEREFORE, in consideration of the premises and the mutual covenants contained herein and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Company and the Initial Investors hereby agree as follows:





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         1.       DEFINITIONS.

                  a. As used in this Agreement, the following terms shall have the following meanings:

                           (i)      "INVESTORS" means the Initial Investors and
any transferees or assignees who agree to become bound by the provisions of this Agreement in accordance with Section 10 hereof.

                           (ii)     "REGISTER," "REGISTERED," and "REGISTRATION"
refer to a registration effected by preparing and filing a Registration Statement or Statements in compliance with the Securities Act and pursuant to Rule 415 under the Securities Act or any successor rule providing for offering securities on a continuous basis ("RULE 415"), and the declaration or ordering of effectiveness of such Registration Statement by the United States Securities and Exchange Commission (the "SEC").

                           (iii)    "REGISTRABLE SECURITIES" means (a) the
Conversion Shares (including any Conversion Shares issuable with respect to Conversion Default Payments under the Certificate of Designation or in redemption of any Preferred Stock) issued or issuable with respect to the Preferred Stock; or (b) the Warrant Shares issued or issuable with respect to the Warrants; and (c) any shares of capital stock issued or issuable, from time to time (with any adjustments), as a distribution on or in exchange for or otherwise with respect to any of the foregoing.

                           (iv)     "REGISTRATION STATEMENT" means a
registration statement of the Company under the Securities Act.

                  b. Capitalized terms used herein and not otherwise defined herein shall have the respective meanings set forth in the Securities Purchase Agreement.

         2.       REGISTRATION.

                  a. MANDATORY REGISTRATION. The Company shall use all commercial reasonable efforts to (i) prepare as soon as practicable after the date hereof (and in no event later than the fiftieth day following the Closing Date (the "FILING DEADLINE")), and (ii) file with the SEC a Registration Statement on Form S-3 (or, if Form S-3 is not then available, on such form of Registration Statement as is then available to effect a registration of all of the Registrable Securities, subject to the consent of the Initial Investors (as determined pursuant to Section 11(j) hereof)) covering the resale of at least 1,200,000 Registrable Securities, which Registration Statement, to the extent allowable under the Securities Act and the Rules promulgated thereunder (including Rule 416), shall state that such Registration Statement also covers such indeterminate number of additional shares of Common Stock as may become issuable upon conversion of the Preferred Stock and exercise of the Warrants (x) to prevent dilution resulting from stock splits, stock dividends or similar transactions or (y) by reason of reductions in the conversion price of the Preferred Stock or the exercise price of the


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Warrants in accordance with the terms thereof, including, but not limited to, the terms which cause the Variable Conversion Price of the Preferred Stock to decrease as the bid price of the Common Stock decreases. The Registrable Securities included in the Registration Statement shall be allocated to the Investors as set forth in Section 12(k) hereof. The Registration Statement (and each amendment or supplement thereto and each request for acceleration of effectiveness thereof) shall be provided to (and subject to the approval of, which approval shall be granted or denied within two (2) business days of the request therefor and shall not be unreasonably withheld) the Initial Investors and their counsel prior to its filing or other submission.

                  b. UNDERWRITTEN OFFERING. If any offering pursuant to a Registration Statement pursuant to Section 2(a) hereof involves an underwritten offering, (i) the Investors who hold a majority in interest of the Registrable Securities subject to such underwritten offering (the "PARTICIPATING INVESTORS"), with the consent of the Initial Investors, shall have the right to select one legal counsel to represent the Investors and (ii) the Participating Investors and the Company shall jointly select an investment banker or bankers and manager or managers to administer the offering, which investment banker or bankers or manager or managers shall be reasonably satisfactory to the Participating Investors and the Company. In the event that any Investors elect not to participate in such underwritten offering, the Registration Statement covering all of the Registrable Securities shall contain appropriate plans of distribution reasonably satisfactory to the Investors participating in such underwritten offering and the Investors electing not to participate in such underwritten offering (including, without limitation, the ability of nonparticipating Investors to sell from time to time and at any time during the effectiveness of such Registration Statement).

                  c. PAYMENTS BY THE COMPANY. The Company shall cause the Registration Statement required to be filed pursuant to Section 2(a) hereof to become effective as soon as practicable, but in no event later than November 25, 1997 (the "REGISTRATION DEADLINE"). If (i) the Registration Statement(s) covering the Registrable Securities required to be filed by the Company pursuant to Section 2(a) hereof is not filed with the SEC by the Filing Deadline or is not declared effective by the SEC on or before the Registration Deadline (other than, in each case, because of a Delay Period permitted hereby) or if, after the Registration Statement has been declared effective by the SEC, sales of all the Registrable Securities (including any Registrable Securities required to be registered pursuant to Section 4(b) hereof) cannot be made pursuant to the Registration Statement (by reason of a stop order or the Company's failure to update the Registration Statement) other than during a Delay Period permitted hereby (the occurrences set forth in this clause (i) are referred to as "Registration Failure") or (ii) the Common Stock is not listed or included for quotation on the Nasdaq National Market ("NASDAQ"), the New York Stock Exchange (the "NYSE") or the American Stock Exchange (the "AMEX") at any time after the Registration Deadline, then the Company will make payments to the Investors in such amounts and at such times as shall be determined pursuant to this Section 2(c) as partial relief for the damages to the Investors by reason of any such delay in or reduction of their ability to sell the Registrable Securities (which remedy shall not be exclusive of any other remedies available at law or in equity). The Company shall pay to each Investor an amount equal to the product of (i) the aggregate Stated Value of the Preferred Stock held by such Investor (including, without limitation, Preferred Stock that has been converted into Conversion


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Shares then held by such Investor) (the "AGGREGATE SHARE PRICE") multiplied by
(ii) the Registration Percentage (as defined below) multiplied by (iii) the sum of: (x) the number of months (pro rated for partial months) after the Filing Deadline and prior to the date a Registration Statement is filed with the SEC in accordance with Section 2(a) (unless such Registration Statement is declared effective by the Registration Deadline in which case, this subpart (x) shall equal zero), plus (y) the number of months (prorated for partial months) after the Registration Deadline and prior to the date the Registration Statement filed pursuant to Section 2(a) is declared effective by the SEC, plus (z) the number of additional months (prorated for partial months) that sales of any Registrable Securities cannot be made pursuant to the Registration Statement after the Registration Statement has been declared effective (other than Delay Periods) or the Common Stock is not listed or included for quotation on Nasdaq, the NYSE or AMEX; provided, however that there shall be excluded from each such period any days included in any Delay Period and delays which are solely attributable to changes (other than corrections of Company mistakes with respect to information previously provided by the Investors) required by the Investors in the Registration Statement with respect to information relating to the Investors, including, without limitation, changes to the plan of distribution. (For example, if the Registration Statement is not effective by the Registration Deadline and the Registration Percentage applicable to such failure is three hundredths (.03), the Company would pay $30,000 per month for each $1,000,000 of Aggregate Share Price until the Registration Statement becomes effective.) Such amounts shall be paid in cash within five (5) business days of the end of the period creating such obligation. If such payment is not made to Investors during such five (5) business day period, the Investors may elect to convert such payment amount into Common Stock at the "CONVERSION PRICE" (as defined in the Certificate of Designation). Any shares of Common Stock issued upon conversion of such amounts shall be Registrable Securities. If the Investor desires to convert the amounts due hereunder into Registrable Securities it shall so notify the Company in writing within two (2) business days after the date on which such amounts are first payable in cash and such amounts shall be so convertible (pursuant to the mechanics set forth under Article IV of the Certificate of Designation), beginning on the last day upon which the cash amount would otherwise be due in accordance with the following sentence. Payments of cash pursuant hereto shall be made within five (5) days after the end of each period that gives rise to such obligation, provided that, if any such period extends for more than thirty (30) days, interim payments shall be made for each such thirty (30) day period. As used herein, the "Registration Percentage" means (I) two hundredths (.02) with respect to any Registration Failure resulting from circumstances which the Corporation would be entitled to initiate or continue a Disclosure Delay Period but for the limitations set forth in the last sentence of Section 3(d) and (II) for all other purposes, three hundredths (.03).

                  d. PIGGY-BACK REGISTRATIONS. If at any time prior to the expiration of the Registration Period (as hereinafter defined) the Company shall file with the SEC a Registration Statement under the Securities Act relating to either (i) an underwritten public offering or (ii) any offering if a Registration Statement covering all Registrable Securities is not then effective, in the case of both (i) and (ii) for its own account or the account of others of any of its equity securities (other than on Form S-4 or Form S-8 or their then equivalents relating to equity securities to be issued solely in connection with any acquisition of any entity or business or equity securities issuable


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



in connection with stock option or other employee benefit plans) and the Company is not prohibited from including such Registrable Securities on such Registration Statement and the Registration Statement has not become effective, the Company shall send to each Investor who is entitled to registration rights under this Section 2(d) written notice of such determination and, if within ten
(10) days after the date of such notice, such Investor shall so request in writing, the Company shall include in such Registration Statement all or any part of the Registrable Securities such Investor requests to be registered, except that if, in connection with any underwritten public offering for the account of the Company the managing underwriter(s) thereof shall impose a limitation on the number of shares of Common Stock which may be included in the Registration Statement because, in such underwriter(s)' judgment, marketing or other factors dictate such limitation is necessary to facilitate public distribution, then the Company shall be obligated to include in such Registration Statement only such limited portion of the Registrable Securities with respect to which such Investor has requested inclusion hereunder as the underwriter shall permit. Any exclusion of Registrable Securities shall be made pro rata among the Investors seeking to include Registrable Securities, in proportion to the number of Registrable Securities sought to be included by such Investors; provided, however, that the Company shall not exclude any Registrable Securities unless the Company has first excluded all outstanding securities, the holders of which are not entitled to inclusion of such securities in such Registration Statement or are not entitled to pro rata inclusion with the Registrable Securities; and provided, further, however, that, after giving effect to the immediately preceding proviso, any exclusion of Registrable Securities shall be made pro rata with holders of other securities having the right to include such securities in the Registration Statement other than holders of securities entitled to inclusion of their securities in such Registration Statement by reason of demand registration rights except to the extent any existing agreements otherwise provide. No right to registration of Registrable Securities under this Section 2(d) shall be construed to limit any registration required under Section 2(a) hereof. If an offering in connection with which an Investor is entitled to registration under this Section 2(d) is an underwritten offering, then each Investor whose Registrable Securities are included in such Registration Statement shall, unless otherwise agreed by the Company, offer and sell such Registrable Securities in an underwritten offering using the same underwriter or underwriters and, subject to the provisions of this Agreement, on the same terms and conditions as other shares of Common Stock included in such underwritten offering.

                  e. ELIGIBILITY FOR FORM S-3. The Company represents and warrants that it meets the requirements for the use of Form S-3 for registration of the sale by the Initial Investors and any other Investor of the Registrable Securities and the Company shall, if necessary to keep effective a Registration Statement covering any of the Registrable Securities, use all commercially reasonable efforts to file all reports required to be filed by the Company with the SEC in a timely manner so as to maintain the effectiveness of such Registration Statement.

                  f. RULE 416. The Company and the Investors each acknowledge that an indeterminate number of Registrable Securities shall be registered pursuant to Rule 416 under the Securities Act so as to include in such Registration Statement any and all Registrable Securities which may become issuable (i) to prevent dilution resulting from stock splits, stock dividends or similar transactions and (ii) if permitted by law, by reason of reductions in the Conversion Price of


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



the Preferred Stock in accordance with the terms thereof, including, but not limited to, the terms which cause the Variable Conversion Price to decrease as the bid price of the Common Stock decreases (collectively, the "RULE 416 SECURITIES"). In this regard, the Company agrees to use all commercially reasonable efforts to ensure that the maximum number of Registrable Securities which may be registered pursuant to Rule 416 under the Securities Act are covered by the Registration Statement and, absent guidance from the SEC or other definitive authority to the contrary, the Company shall use all commercially reasonable efforts to affirmatively support and to not take any action adverse to the position that the Registration Statements filed hereunder covers all of the Rule 416 Securities. If the Company determines that the Registration Statement filed hereunder does not cover all of the Rule 416 Securities, the Company shall immediately provide to each Investor written notice (a "RULE 416 NOTICE") setting forth the basis for the Company's position and the authority therefor.

         3.       DELAY PERIODS; SUSPENSION OF SALES.

                  a. If, at any time prior to the expiration of the Registration Period (as defined below), if in the good faith reasonable judgment of the Company's Board of Directors, the disposition of Registrable Securities would require the premature disclosure of material nonpublic information which may reasonably be expected to have an adverse effect on the Company, then the Company shall not be required to maintain the effectiveness thereof or amend or supplement the Registration Statement for a period (a "DISCLOSURE DELAY PERIOD") expiring upon the earlier to occur of (i) the date on which such material information is disclosed to the public or ceases to be material or (ii) ten (10) business days after the Company provides a notice to the Investors under Section 4(f) hereof that the failure to disclose such nonpublic information causes the prospectus included in the Registration Statement, as then in effect, to include an untrue statement of a material fact or to omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading.

                  b. If, at any time prior to the expiration of the Registration Period and after the Effectiveness Date of the Registration Statement required to be filed pursuant to Section 2(a) hereof is declared effective by the SEC (the "Effectiveness Date"), the Company undertakes an underwritten public offering of any class of its securities, then the Company shall not be required to maintain the effectiveness of or amend or supplement the Registration Statement for a period (an "OFFERING DELAY PERIOD") commencing no later than the closing of such public offering and expiring no later than the thirtieth (30th) day following such commencement.

                  c. If, at any time prior to the expiration of the Registration Period, an order is entered by a court of competent jurisdiction prohibiting the Company from taking action to have the Registration Statement covering the Registrable Securities declared effective by the SEC or requiring the Company to take action to render such Registration Statement ineffective for purposes of sales of the Registrable Securities as contemplated herein (a "COURT ORDER"), then the Company shall not be required to request or maintain, as the case may be, such effectiveness for a period (a "COURT ORDER DELAY PERIOD" and, collectively with the Disclosure Delay Period and the Offering Delay Period, a


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



"DELAY PERIOD") expiring no later than the earlier of (i) the third business day following the date such Court Order is no longer in effect and (ii) the one hundred eightieth (180th) day following the Closing Date.

                  If the Company is prevented from taking action to have the Registration Statement covering the Registrable Securities declared effective as a result of a Court Order in effect at any time after the one hundred eightieth (180th) day following the Closing Date, the Investors shall have the option to require the Company to purchase for cash any or all of their outstanding shares of Series B Preferred Stock held by such Investor for an amount per share equal to (i) one hundred ten percent (110%) of the Face Amount (as defined in the Certificate of Designation) thereof plus (ii) the accrued premium thereon through the date of such purchase.

                  d. The Company will give prompt written notice, in the manner prescribed by Section 12 hereof, to the Initial Investors of each Delay Period. Advance notice of the Delay Period shall be given to the extent practicable. If practicable, such notice shall estimate the duration of such Delay Period. Each Initial Investor, by its acceptance of any share of Common Stock, agrees that, upon receipt of such notice, it will forthwith discontinue disposition of the Common Stock pursuant to the Registration Statement, and will not deliver any prospectus forming a part thereof in connection with any sale of Common Stock until the expiration of such Delay Period. In addition, the provisions of
Section 2(c) shall not apply to the Delay Periods. Notwithstanding anything in this Section 3 to the contrary, (i) there shall not be more than an aggregate of forty-five (45) calendar days in any twelve (12) month period during which the Company is in a Disclosure Delay Period or more than one (1) Offering Delay Period in any twelve (12) month period, (ii) no individual Disclosure Delay Period shall last more than ten (10) business days and (iii) the Company may not initiate more than one (1) Disclosure Delay Period with respect to any event causing the occurrence of a Disclosure Delay Period. For the avoidance of doubt, the occurrence, discontinuance and reoccurrence of any circumstance shall constitute two (2) different events for purposes of clause (iii) above.

         4.       OBLIGATIONS OF THE COMPANY.

         In connection with the registration of the Registrable Securities, the Company shall have the following obligations:

                  a. The Company shall use all commercially reasonable efforts to prepare promptly and file with the SEC the Registration Statement required by
Section 2(a), and to cause such Registration Statement relating to Registrable Securities to become effective as soon as practicable after such filing, but in no event later than the Registration Deadline, and keep the Registration Statement effective pursuant to Rule 415 at all times (other than during Delay Periods permitted by Section 3 hereof) until such date as is the earlier of (i) the date on which all of the Registrable Securities have been sold and (ii) the date on which all of the Registrable Securities (in the reasonable opinion of counsel to the Initial Investors) may be immediately sold to the public without registration pursuant to Rule 144 under the Securities Act without any limitation on the


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number of Registrable Securities that can then be immediately resold (the
"REGISTRATION PERIOD"), which Registration Statement (including any amendments or supplements thereto and prospectuses contained therein and all documents incorporated by reference therein) shall not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein, or necessary to make the statements therein not misleading, except for those provided by the Investors. The Company agrees and acknowledges that the Registration Period shall be reinstituted after its expiration if at any time all of the Registrable Securities may not be sold to the public without registration pursuant to Rule 144 under the Securities Act (without any volume limitations).

                  b. The Company shall prepare and file with the SEC such amendments (including post-effective amendments) and supplements to the Registration Statement and the prospectus used in connection with the Registration Statement as may be necessary to keep the Registration Statement effective at all times during the Registration Period (other than during Delay Periods permitted by Section 3 hereof). In the event (i) the Company delivers a Rule 416 Notice to the Investors or the Investors who hold a majority in interest of the Registrable Securities shall reasonably determine or the SEC shall state formally or informally that Rule 416 under the Securities Act does not permit a registration statement to cover securities which may become issuable upon conversion or exercise of convertible or exercisable securities by reason of reductions in the conversion or exercise price of such securities and
(ii) the number of shares available under a Registration Statement filed pursuant to this Agreement is, for any three (3) consecutive trading days (the last of such three (3) trading days being the "REGISTRATION TRIGGER DATE"), insufficient to cover one hundred thirty-five percent (135%) of the Registrable Securities issued or issuable upon conversion and exercise (without giving effect to any limitations on conversion or exercise contained in Article IV.C of the Certificate of Designation or Section 7(g) of the Warrants) of the Preferred Stock and the Warrants, the Company shall use all commercially reasonable efforts to amend the Registration Statement, or file a new Registration Statement (on the short form available therefor, if applicable), or both, so as to cover two hundred percent (200%) of the Registrable Securities so issued or issuable (without giving effect to any limitations on conversion or exercise contained in Article IV.C of the Certificate of Designation or Section 7(g) of the Warrants) as of the Registration Trigger Date, in each case, as soon as practicable, but in any event within fifteen (15) days after the Registration Trigger Date (based on the market price then in effect of the Common Stock and other relevant factors on which the Company reasonably elects to rely). The Company shall use all commercially reasonable efforts to cause such amendment and/or new Registration Statement to become effective as soon as practicable following the filing thereof. In the event the Company fails to obtain the effectiveness of any such Registration Statement within sixty (60) days after a Registration Trigger Date (excluding Delay Periods), each Investor shall thereafter have the option, exercisable in whole or in part at any time and from time to time by delivery of a written notice to the Company (a "REDEMPTION NOTICE"), to require the Company to purchase for cash, at an amount per share equal to the Redemption Amount (as defined in Article VIII.B of the Certificate of Designation), a portion of the Investor's Preferred Stock such that the total number of Registrable Securities included on the Registration Statement for resale by such Investor exceeds 100% of the Registrable Securities issued or issuable upon conversion and exercise (without giving effect to any limitations on conversion or exercise contained in Article IV.C of the Certificate of Designation or


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



Section 7(g) of the Warrants) of such Investor's Preferred Stock and Warrants. If the Corporation fails to redeem any of such shares within five (5) business days after its receipt of a Redemption Notice and the Registration Statement is not effective, then such Investor shall be entitled to the remedies provided in
Article VIII.C of the Certificate of Designation.

                  c. The Company shall furnish to each Investor whose Registrable Securities are included in the Registration Statement and its legal counsel (i) promptly after the same is prepared and publicly distributed, filed with the SEC, or received by the Company, one copy of the Registration Statement and any amendment thereto, each preliminary prospectus and prospectus and each amendment or supplement thereto, and, in the case of the Registration Statement referred to in Section 2(a), each letter written by or on behalf of the Company to the SEC or the staff of the SEC (including, without limitation, any request to accelerate the effectiveness of any Registration Statement or amendment thereto), and each item of correspondence from the SEC or the staff of the SEC, in each case relating to such Registration Statement (other than any portion, if any, thereof which contains information for which the Company has sought confidential treatment), (ii) on the date of effectiveness of the Registration Statement or any amendment thereto, a notice stating that the Registration Statement or amendment has been declared effective, and (iii) such number of copies of a prospectus, including a preliminary prospectus, and all amendments and supplements thereto and such other documents as such Investor may reasonably request in order to facilitate the disposition of the Registrable Securities owned by such Investor.

                  d. The Company shall use all commercially reasonable efforts to (i) register and qualify the Registrable Securities covered by the Registration Statement under such other securities or "blue sky" laws of such jurisdictions in the United States as each Investor who holds Registrable Securities being offered reasonably requests, (ii) prepare and file in those jurisdictions such amendments (including post-effective amendments) and supplements to such registrations and qualifications as may be necessary to maintain the effectiveness thereof during the Registration Period, (iii) take such other actions as may be necessary to maintain such registrations and qualifications in effect at all times during the Registration Period, and (iv) take all other actions reasonably necessary or advisable to qualify the Registrable Securities for sale in such jurisdictions; provided, however, that the Company shall not be required in connection therewith or as a condition thereto to (a) qualify to do business in any jurisdiction where it would not otherwise be required to qualify but for this Section 3(d), (b) subject itself to general taxation in any such jurisdiction, (c) file a general consent to service of process in any such jurisdiction, (d) provide any undertakings that cause the Company undue expense or burden, or (e) make any change in its charter or bylaws, which in each case the Board of Directors of the Company determines to be contrary to the best interests of the Company and its stockholders.

                  e. In the event the Investors who hold a majority in interest of the Registrable Securities being offered in an offering select underwriters for the offering, the Company shall enter into an underwriting agreement, in usual and customary form, including, without limitation, customary indemnification and contribution obligations, with the underwriters of such offering and the Investors.


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



                  f. As promptly as practicable after becoming aware of such event, the Company shall notify each Investor of the happening of any event, of which the Company has knowledge, as a result of which the prospectus included in the Registration Statement, as then in effect, includes an untrue statement of a material fact or omission to state a material fact required to be stated therein or necessary to make the statements therein not misleading, and use all commercially reasonable efforts promptly to prepare a supplement or amendment to the Registration Statement to correct such untrue statement or omission, and deliver such number of copies of such supplement or amendment to each Investor as such Investor may reasonably request.

                  g. The Company shall use all commercially reasonable efforts to prevent the issuance of any stop order or other suspension of effectiveness of a Registration Statement, and, if such an order is issued, to obtain the withdrawal of such order at the earliest practicable moment (including in each case by amending or supplementing such Registration Statement) and to notify each Investor who holds Registrable Securities being sold (or, in the event of an underwritten offering, the managing underwriters) of the issuance of such order and the resolution thereof (and if such Registration Statement is supplemented or amended, deliver such number of copies of such supplement or amendment to each Investor as such Investor may reasonably request).

                  h. The Company shall permit a single firm of counsel designated by a majority of the Initial Investors to review the Registration Statement and all amendments and supplements thereto a reasonable period of time prior to their filing with the SEC, and not file any such Registration Statement or amendment or supplement thereto in a form to which such counsel reasonably objects in accordance with Section 2(a) hereof.

                  i. If necessary to obtain the benefits of Section 11(a) of the Securities Act, the Company shall make generally available to its security holders as soon as practical, but not later than ninety (90) days after the close of the period covered thereby, an earnings statement (in form complying with the provisions of Rule 158 under the Securities Act) covering a twelve-month period beginning not later than the first day of the Company's fiscal quarter next following the effective date of the Registration Statement.

                  j. At the request of any Investor, the Company shall furnish, on the date of effectiveness of the Registration Statement, in the case of an underwriting (i) an opinion, dated as of such date, from counsel representing the Company addressed to the Investors and in form, scope and substances as is customarily given in an underwritten public offering and (ii) a letter, dated such date, from the Company's independent certified public accountants in form and substance as is customarily given by independent certified public accountants to underwriters in an underwritten public offering, addressed to the underwriters, if any, and the Investors, if permitted by applicable accounting practices.

                  k. The Company shall make available for inspection by (i) any Investor, (ii) any underwriter participating in any disposition pursuant to the Registration Statement, (iii) one firm of attorneys and one firm of accountants or other agents retained by the Investors, and (iv) one firm of attorneys retained by all such underwriters (collectively, the "INSPECTORS") all pertinent financial and other records, and pertinent corporate documents and properties of the Company (collectively, the "RECORDS"), as shall be reasonably deemed necessary by each Inspector to enable each Inspector to exercise its due diligence responsibility, and cause the Company's officers, directors and employees to supply all information which any Inspector may reasonably request for purposes of such due diligence; provided, however, that each Inspector shall hold in confidence and shall not make any disclosure (except to an Investor) of any Record or other information which the Company determines in good faith to be confidential, and of which determination the Inspectors are so notified, unless
(a) the disclosure of such Records is necessary to avoid or correct a misstatement or omission in any Registration Statement, (b) the release of such Records is ordered pursuant to a subpoena or other order from a court or government body of competent jurisdiction, or (c) the information in such Records has been made generally available to the public other than by disclosure in violation of this or any other agreement. The Company shall not be required to disclose any confidential information in such Records to any Inspector until and unless such Inspector shall have entered into confidentiality agreements (in form and substance satisfactory to the Company) with the Company with respect thereto, substantially in the form of this Section 4(k). Each Investor agrees that it shall, upon learning that disclosure of such Records is sought in or by a court or governmental body of competent jurisdiction or through other means, give prompt notice to the Company and allow the Company, at its expense, to undertake appropriate action to prevent disclosure of, or to obtain a protective order for, the Records deemed confidential. Nothing herein shall be deemed to limit the Investors' ability to sell Registrable Securities in a manner which is otherwise consistent with applicable laws and regulations, provided that it does not disclose any confidential information in connection therewith.

                  l. The Company shall hold in confidence and not make any disclosure of information concerning an Investor provided to the Company unless
(i) disclosure of such information is necessary to comply with federal or state securities laws, (ii) the disclosure of such information is necessary to avoid or correct a misstatement or omission in any Registration Statement, (iii) the release of such information is ordered pursuant to a subpoena or other order from a court or governmental body of competent jurisdiction, (iv) such information has been made generally available to the public other than by disclosure in violation of this or any other agreement, or (v) such Investor consents to the form and content of any such disclosure. The Company agrees that it shall, upon learning that disclosure of such information concerning an Investor is sought in or by a court or governmental body of competent jurisdiction or through other means, give prompt notice to such Investor prior to making such disclosure, and allow the Investor, at its expense, to undertake appropriate action to prevent disclosure of, or to obtain a protective order for, such information.

                  m. The Company shall use all commercially reasonable efforts at its option to promptly either (i) cause all the Registrable Securities covered by the Registration Statement to be listed on the AMEX or another national securities exchange and on each additional national securities exchange on which securities of the same class or series issued by the Company are then listed, if any, if the listing of such Registrable Securities is then permitted under the rules of such exchange, or (ii) secure the designation and quotation, of all the Registrable Securities covered by the Registration Statement on the Nasdaq and, without limiting the generality of the foregoing, to arrange for or maintain at least two market makers to register with the National Association of Securities Dealers, Inc. ("NASD") as such with respect to such Registrable Securities.

                  n. The Company shall provide a transfer agent and registrar, which may be a single entity, for the Registrable Securities not later than the effective date of the Registration Statement.

                  o. The Company shall cooperate with the Investors who hold Registrable Securities being offered and the managing underwriter or underwriters, if any, to facilitate the timely preparation and delivery of certificates (not bearing any restrictive legends) representing Registrable Securities to be offered pursuant to the Registration Statement and enable such certificates to be in such denominations or amounts, as the case may be, as the managing underwriter or underwriters, if any, or the Investors may reasonably request and registered in such names as the managing underwriter or underwriters, if any, or the Investors may request, and, within three (3) business days after a Registration Statement which includes Registrable Securities is ordered effective by the SEC, the Company shall deliver, and shall cause legal counsel selected by the Company to deliver, to the transfer agent for the Registrable Securities (with copies to the Investors whose Registrable Securities are included in such Registration Statement) an opinion of such counsel in the form attached hereto as EXHIBIT 1.

                  p. At the request of any Investor, the Company shall prepare and file with the SEC such amendments (including post-effective amendments) and supplements to a Registration Statement and the prospectus used in connection with the Registration Statement as may be necessary in order to change the plan of distribution set forth in such Registration Statement.

                  q. The Company shall comply with all applicable laws related to a Registration Statement and offering and sale of securities and all applicable rules and regulations of governmental authorities in connection therewith (including without limitation the Securities Act and the Securities Exchange Act of 1934, as amended, and the rules and regulations promulgated by the SEC.)

                  r. The Company shall take all such other actions as any Investor or the underwriters, if any, reasonably request in order to expedite or facilitate the disposition of such Registrable Securities.

                  s. From and after the date of this Agreement, the Company shall not, and shall not agree to, allow the holders of any securities of the Company to include any of their securities in any Registration Statement filed under Section 2(a) hereof or any amendment or supplement thereto under Section 4(b) hereof without the consent of the holders of a majority of the Registrable Securities, subject to the following exceptions: (i) the Company shall be permitted to allow a holder or holders of shares of Common Stock to include shares of Common Stock on such Registration Statement if a court of competent jurisdiction has entered a final non-appealable order requiring that such securities owned by such holder or holders be included on the Registration Statement; and (ii) the Company or other holders of the Company's Securities shall be permitted to include up to 40,000 shares of Common Stock on the Registration Statement.

                  t. Until the first day which is not included in a Delay Period and which occurs after the one hundred and eightieth (180th) day following the date the Registration Statement required to be filed pursuant to Section 2(a) hereof is declared effective by the SEC (as extended by the number of days included in any Delay Periods occurring during such time period), the Company shall not permit the SEC to declare effective any registration statement covering any of the Company's Common Stock which is either (x) issued in a private transaction or issued or issuable upon conversion, exercise or exchange of any security issued in a private transaction or (y) issued or issuable pursuant to a Commitment Offering; provided, however, that this obligation of the Company shall not apply to a registration statement covering Common Stock
(i) to be issued in a firm commitment underwritten public offering undertaken by the Company, (ii) issued or to be issued pursuant to any Company stock option, restricted stock or similar plan for the benefit of the Company's or any of its subsidiaries employees, directors or consultants; (iii) issued or to be issued as consideration in a merger, consolidation or acquisition of assets or stock, or in connection with any strategic partnership or joint venture (the primary purpose of which is not to raise equity capital), or as consideration for the acquisition of a business, product or license by the Company or (iv) issuable upon exercise of warrants issued in connection with the issuance of debt securities if the maximum number of shares of Common Stock issuable pursuant to such warrants does not exceed the product of .05 multiplied by the aggregate purchase price of all securities issued in such transaction at the closing thereof, multiplied by the greater of (x) the exercise price of such warrants or
(y) the Market Price (as defined in the Warrants) on the date of issuance of such debt securities. As used herein, a "Commitment Offering" means an offering of securities of the Company whereby the Company has the right (at its option) to require an investor(s), subject to certain conditions which may be contained in the documentation evidencing such Commitment Offering, to purchase securities registered under the Securities Act from time to time on a date(s) designated by the Company (e.g., an equity line of credit).

         5.       OBLIGATIONS OF THE INVESTORS.

         In connection with the registration of the Registrable Securities, the Investors shall have the following obligations:

                  a. It shall be a condition precedent to the obligations of the Company to complete the registration pursuant to this Agreement with respect to the Registrable Securities of a particular Investor that such Investor shall furnish to the Company such information regarding itself, the Registrable Securities held by it and the intended method of disposition of the Registrable Securities held by it as shall be reasonably required to effect the registration of such Registrable Securities and shall execute such documents in connection with such registration as the Company may reasonably request. At least five (5) business days prior to the first anticipated filing date of the Registration Statement, the Company shall notify each Investor of the information the Company requires from each such Investor.

                  b. Each Investor, by such Investor's acceptance of the Preferred Stock or any of the Registrable Securities, agrees to cooperate with the Company as reasonably requested by the Company in connection with the preparation and filing of the Registration Statement hereunder, unless such Investor has notified the Company in writing of such Investor's election to exclude all of such Investor's Registrable Securities from the Registration Statement.

                  c. In the event Investors holding a majority in interest of the Registrable Securities being offered determine to engage the services of an underwriter, each Investor agrees to enter into and perform such Investor's obligations under an underwriting agreement, in usual and customary form, including, without limitation, customary indemnification and contribution obligations, with the underwriter(s) of such offering and the Company and take such other actions as are reasonably required in order to expedite or facilitate the disposition of the Registrable Securities, unless such Investor has notified the Company in writing of such Investor's election not to participate in such underwritten distribution.

                  d. Each Investor agrees that, upon receipt of any notice from the Company of the happening of any event of the kind described in Section 4(f) or 4(g), such Investor will immediately discontinue disposition of Registrable Securities pursuant to the Registration Statement covering such Registrable Securities until such Investor's receipt of the copies of the supplemented or amended prospectus contemplated by Section 4(f) or 4(g) and, if so directed by the Company, such Investor shall deliver to the Company (at the expense of the Company) or destroy (and deliver to the Company a certificate of destruction) all copies in such Investor's possession, of the prospectus covering such Registrable Securities current at the time of receipt of such notice.

                  e. No Investor may participate in any underwritten distribution hereunder unless such Investor (i) agrees to sell such Investor's Registrable Securities on the basis provided in any underwriting arrangements in usual and customary form entered into by the Company and (ii) completes and executes all questionnaires, powers of attorney, indemnities, underwriting agreements and other documents reasonably required under the terms of such underwriting arrangements.

         6.       EXPENSES OF REGISTRATION.

         All reasonable expenses, other than underwriting discounts and commissions, of the Company incurred in connection with registrations, filings or qualifications pursuant to Sections 2 and 4, including, without limitation, all registration, listing and qualifications fees, printers and accounting fees, the fees and disbursements of counsel for the Company, and the fees and disbursements contemplated by Section 4(j) hereof shall be borne by the Company. In addition, if successful in its actions to enforce its rights hereunder, (i) an Investor shall be entitled to reimbursement from the Company for all of such Investor's costs and expenses (including legal fees) incurred in connection with the enforcement of its rights hereunder and (ii) the Company shall be entitled to reimbursement from each Investor of all of the Company's costs and expenses (including legal fees) incurred in connection with the enforcement of its rights hereunder with respect to such Investor.

         7.       INDEMNIFICATION.

         In the event any Registrable Securities are included in a Registration Statement under this Agreement:

                  a. To the extent permitted by law, the Company will indemnify, hold harmless and defend (i) each Investor who holds such Registrable Securities, and (ii) the directors, officers, partners, members, employees, agents of such Investor and each person who controls any Investor within the meaning of Section 15 of the Securities Act or Section 20 of the Securities Exchange Act of 1934, as amended (the "EXCHANGE ACT"), if any, (each, an "INDEMNIFIED PERSON"), against any joint or several losses, claims, damages, liabilities or expenses (collectively, together with actions, proceedings or inquiries by any regulatory or self-regulatory organization, whether commenced or threatened, in respect thereof, "CLAIMS") to which any of them may become subject insofar as such Claims arise out of or are based upon: (i) any untrue statement or alleged untrue statement of a material fact in a Registration Statement or the omission or alleged omission to state therein a material fact required to be stated or necessary to make the statements therein not misleading, (ii) any untrue statement or alleged untrue statement of a material fact contained in any preliminary prospectus if used prior to the effective date of such Registration Statement, or contained in the final prospectus (as amended or supplemented, if the Company files any amendment thereof or supplement thereto with the SEC) or the omission or alleged omission to state therein any material fact necessary to make the statements made therein, in light of the circumstances under which the statements therein were made, not misleading, or
(iii) any violation or alleged violation by the person required to provide indemnification hereunder (i.e., the Company for purposes of this Section 7(a) and the Investor for the purpose of Section 7(b)) of the Securities Act, the Exchange Act, any other law, including, without limitation, any state securities law, or any rule or regulation thereunder relating to the offer or sale of the Registrable Securities (the matters in the foregoing clauses (i) through (iii) being, collectively, "VIOLATIONS"). Subject to the restrictions set forth in
Section 7(c) with respect to the number of legal counsel, the Company shall reimburse the Investors and each other Indemnified Person, promptly as such expenses are incurred and are due and payable, for any reasonable legal fees or other reasonable expenses incurred by them in connection with investigating or defending any such Claim. Notwithstanding anything to the contrary contained herein, the indemnification agreement contained in this Section 7(a): (i) shall not apply to a Claim arising out of or based upon a Violation which occurs in reliance upon and in conformity with information furnished in writing to the Company by such Indemnified Person expressly for use in the Registration Statement or any such amendment thereof or supplement thereto; (ii) shall not apply to amounts paid in settlement of any Claim if such settlement is effected without the prior written consent of the Company, which consent shall not be unreasonably withheld; (iii) shall not apply to any Claim arising out of or based upon a sale by an Investor during a Delay Period permitted by Section 3 hereof; (iv) with respect to any preliminary prospectus, shall not inure to the benefit of any

Indemnified Person if the untrue statement or omission of material fact contained in the preliminary prospectus was corrected on a timely basis in the prospectus, as then amended or supplemented, if such corrected prospectus was timely made available by the Company pursuant to Section 4(c) hereof, and the Indemnified Person was advised in writing not to use the incorrect prospectus prior to the use giving rise to a Violation and such Indemnified Person, notwithstanding such advice, used it. Such indemnity shall remain in full force and effect regardless of any investigation made by or on behalf of the Indemnified Person and shall survive the transfer of the Registrable Securities by the Investors pursuant to Section 10.

                  b. In connection with any Registration Statement in which an Investor is participating, each such Investor agrees severally and not jointly to indemnify, hold harmless and defend, to the same extent and in the same manner set forth in Section 7(a), the Company, each of its directors, each of its officers who signs the Registration Statement, its employees, agents and each person, if any, who controls the Company within the meaning of Section 15 of the Securities Act or Section 20 of the Exchange Act, and any other stockholder selling securities pursuant to the Registration Statement or any of its directors or officers or any person who controls such stockholder or underwriter within the meaning of the Securities Act or the Exchange Act (collectively and together with an Indemnified Person, an "INDEMNIFIED PARTY"), against any Claim to which any of them may become subject, under the Securities Act, the Exchange Act or otherwise, insofar as such Claim arises out of or is based upon any Violation, in each case other than a Violation defined in clause
(iii) of the definition of "Violations" to the extent (and only to the extent) that such Violation occurs in reliance upon and in conformity with written information furnished to the Company by such Investor expressly for use in connection with such Registration Statement; and subject to Section 7(c) such Investor will reimburse any legal or other expenses (promptly as such expenses are incurred and are due and payable) reasonably incurred by them in connection with investigating or defending any such Claim; provided, however, that the indemnity agreement contained in this Section 7(b) shall not apply to amounts paid in settlement of any Claim if such settlement is effected without the prior written consent of such Investor, which consent shall not be unreasonably withheld; provided, further, however, that the Investor shall be liable under this Agreement (including this Section 7(b) and Section 8) for only that amount as does not exceed the net proceeds actually received by such Investor as a result of the sale of Registrable Securities pursuant to such Registration Statement. Such indemnity shall remain in full force and effect regardless of any investigation made by or on behalf of such Indemnified Party and shall survive the transfer of the Registrable Securities by the Investors pursuant to
Section 10. Notwithstanding anything to the contrary contained herein, the indemnification agreement contained in this Section 7(b) with respect to any preliminary prospectus shall not inure to the benefit of any Indemnified Party if the untrue statement or omission of material fact contained in the preliminary prospectus was corrected on a timely basis in the prospectus, as then amended or supplemented, and the Indemnified Party failed to utilize such corrected prospectus.

                  c. Promptly after receipt by an Indemnified Person or Indemnified Party under this Section 7 of notice of the commencement of any action (including any governmental action), such Indemnified Person or Indemnified Party shall, if a Claim in respect thereof is to made against any indemnifying party under this Section 7, deliver to the indemnifying party a written notice of the commencement thereof, and the indemnifying party shall have the right to participate in, and, to the extent the indemnifying party so desires, jointly with any other indemnifying party similarly noticed, to assume control of the defense thereof with counsel mutually satisfactory to the indemnifying party and the Indemnified Person or the Indemnified Party, as the case may be; provided, however, that such indemnifying party shall not be entitled to assume such defense and an Indemnified Person or Indemnified Party shall have the right to retain its own counsel with the fees and expenses to be paid by the indemnifying party, if, in the reasonable opinion of counsel retained by the indemnifying party, the representation by such counsel of the Indemnified Person or Indemnified Party and the indemnifying party would be inappropriate due to actual or potential conflicts of interest between such Indemnified Person or Indemnified Party and any other party represented by such counsel in such proceeding or the actual or potential defendants in, or targets of, any such action include both the Indemnified Person or the Indemnified Party and the indemnifying party and any such Indemnified Person or Indemnified Party reasonably determines that there may be legal defenses available to such Indemnified Person or Indemnified Party which are in conflict with those available to such indemnifying party. The indemnifying party shall pay for only one separate legal counsel for the Indemnified Persons or the Indemnified Parties, as applicable, and such legal counsel for the Indemnified Person shall be selected by Investors holding a majority-in-interest of the Registrable Securities included in the Registration Statement to which the Claim relates (with the approval of a majority of the Initial Investors if they hold Registrable Securities included in such Registration Statement), if the Investors are entitled to indemnification hereunder, or by the Company, if the Company is entitled to indemnification hereunder, as applicable. The failure to deliver written notice to the indemnifying party within a reasonable time of the commencement of any such action shall not relieve such indemnifying party of any liability to the Indemnified Person or Indemnified Party under this Section 7, except to the extent that the indemnifying party is actually prejudiced in its ability to defend such action. The indemnification required by this Section 7 shall be made by periodic payments of the amount thereof during the course of the investigation or defense, as such expense, loss, damage or liability is incurred and is due and payable.

         8.       CONTRIBUTION.

         To the extent any indemnification by an indemnifying party is prohibited or limited by law, the indemnifying party agrees to make the maximum contribution with respect to any amounts for which it would otherwise be liable under Section 7 to the fullest extent permitted by law; provided, however, that
(i) no contribution shall be made under circumstances where the maker would not have been liable for indemnification under the express terms set forth in
Section 7, (ii) no person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) shall be entitled to contribution from any seller of Registrable Securities or the Company who was not guilty of such fraudulent misrepresentation, and (iii) contribution (together with any indemnification obligations under this Agreement) by any seller of Registrable Securities shall be limited in amount to the net amount of proceeds received by such seller from the sale of such Registrable Securities.

         9.       REPORTS UNDER THE EXCHANGE ACT.

         With a view to making available to the Investors the benefits of Rule 144 promulgated under the Securities Act or any other similar rule or regulation of the SEC that may at any time permit the Investors to sell Registrable Securities of the Company to the public without registration ("RULE 144"), the Company agrees to use (until such time as all Registrable Securities may be sold by the Investors pursuant to Rule 144(k)) all commercially reasonable efforts to:

                  a. file with the SEC in a timely manner and make and keep available all reports and other documents required of the Company under the Exchange Act so long as the Company remains subject to such requirements (it being understood that nothing herein shall limit the Company's obligations under
Section 4(c) of the Securities Purchase Agreement) and the filing and availability of such reports and other documents is required for the applicable provisions of Rule 144; and

                  b. furnish to each Investor so long as such Investor owns shares of Preferred Stock, Warrants or Registrable Securities, promptly upon request, (i) a written statement by the Company that it has complied with the reporting requirements of the Exchange Act, (ii) a copy of the most recent annual or quarterly report of the Company and such other reports and documents so filed by the Company, and (iii) such other information as may be reasonably requested to permit the Investors to sell such securities pursuant to Rule 144 without registration.

         10.      ASSIGNMENT OF REGISTRATION RIGHTS.

         The rights of the Investors hereunder, including the right to have the Company register Registrable Securities pursuant to this Agreement, shall be automatically assignable by each Investor to any transferee of all or any portion of the shares of Preferred Stock, the Warrants or the Registrable Securities if: (i) the Investor agrees in writing with the transferee or assignee to assign such rights, and a copy of such agreement is furnished to the Company after such assignment, (ii) the Company is furnished with written notice of (a) the name and address of such transferee or assignee, and (b) the securities with respect to which such registration rights are being transferred or assigned, (iii) following such transfer or assignment, the further disposition of such securities by the transferee or assignee is restricted under the Securities Act and applicable state securities laws, (iv) the transferee or assignee agrees in writing for the benefit of the Company to be bound by all of the provisions contained herein, and (v) such transfer shall have been made in accordance with the applicable requirements of the Securities Purchase Agreement.

         11.      AMENDMENT OF REGISTRATION RIGHTS.

         Provisions of this Agreement may be amended and the observance thereof may be waived (either generally or in a particular instance and either retroactively or prospectively), only with written consent of the Company and Investors who hold a majority interest of the Registrable Securities or, in the case of a waiver, with the consent of the party charged with the enforcement of any such provision. Any amendment or waiver effected in accordance with this
Section 11 shall be binding upon each Investor and the Company.

         12.      MISCELLANEOUS.

                  a. A person or entity is deemed to be a holder of Registrable Securities whenever such person or entity owns of record such Registrable Securities. If the Company receives conflicting instructions, notices or elections from two or more persons or entities with respect to the same Registrable Securities, the Company shall act upon the basis of instructions, notice or election received from a majority, if any, of the registered owners of such Registrable Securities.

                  b. Any notices required or permitted to be given under the terms of this Agreement shall be sent by certified or registered mail (return receipt requested) or delivered personally or by courier or by confirmed telecopy, and shall be effective five (5) days after being placed in the mail, if mailed, or upon receipt or refusal of receipt, if delivered personally or by courier or confirmed telecopy, in each case addressed to a party. The addresses for such communications shall be:

                  If to the Company:

                           Selfcare, Inc.
                           200 Prospect Street
                           Waltham, MA  02154
                           Telecopy: (617) 647-3939
                           Attn:  Chief Executive Officer

                  with a copy to:

                           Goodwin, Proctor & Hoar LLP
                           Exchange Place
                           Boston, MA  02109
                           Telecopy:  617-523-1231
                           Attn:    Stephen W. Carr, P.C.
                                            and
                                    Martin Carmichael, III, P.C.

and if to any Investor, at such address as such Investor shall have provided in writing to the Company, or at such other address as each such party furnishes by notice given in accordance with this Section 12(b).

                  c. Failure of any party to exercise any right or remedy under this Agreement or otherwise, or delay by a party in exercising such right or remedy, shall not operate as a waiver thereof.

                  d. This Agreement shall be governed by and construed in accordance with the laws of the State of Delaware applicable to contracts made and to be performed in the State of Delaware. The Company and each Investor irrevocably consent to the jurisdiction of the state and federal courts located in the State of Delaware in any suit or proceeding based on or arising under this Agreement and irrevocably agrees that all claims in respect of such suit or proceeding may be determined in such courts. The Company and each Investor irrevocably waive the defense of an inconvenient forum to the maintenance of such suit or proceeding. The Company and each Investor further agree that service of process upon the Company and any such Investor, mailed by first class mail shall be deemed in every respect effective service of process upon the Company and each Investor in any such suit or proceeding. Nothing herein shall affect the Company's or any Investor's right to serve process in any other manner permitted by law. The Company and each Investor agree that a final non-appealable judgment in any such suit or proceeding shall be conclusive and may be enforced in other jurisdictions by suit on such judgment or in any other lawful manner.

                  e. This Agreement, the Securities Purchase Agreement and the Warrants (including all schedules and exhibits thereto) constitute the entire agreement among the parties hereto with respect to the subject matter hereof and thereof. There are no restrictions, promises, warranties or undertakings, other than those set forth or referred to herein and therein. This Agreement, the Securities Purchase Agreement and the Warrants supersede all prior agreements and understandings among the parties hereto with respect to the subject matter hereof and thereof.

                  f. Subject to the requirements of Section 10 hereof, this Agreement shall inure to the benefit of and be binding upon the successors and assigns of each of the parties hereto.

                  g. The headings in this Agreement are for convenience of reference only and shall not limit or otherwise affect the meaning hereof.

                  h. This Agreement may be executed in two or more counterparts, each of which shall be deemed an original but all of which shall constitute one and the same agreement. This Agreement, once executed by a party, may be delivered to the other party hereto by facsimile transmission of a copy of this Agreement bearing the signature of the party so delivering this Agreement.

                  i. Each party shall do and perform, or cause to be done and performed, all such further acts and things, and shall execute and deliver all such other agreements, certificates, instruments and documents, as the other party may reasonably request in order to carry out the intent and accomplish the purposes of this Agreement and the consummation of the transactions contemplated hereby.

                  j. All consents and other determinations to be made by the Investors or the Initial Investors pursuant to this Agreement shall be made by the Investors or the Initial Investors holding a majority of the Registrable Securities (determined as if all shares of Preferred Stock and

Warrants then outstanding had been converted into or exercised for Registrable Securities) then held by all Investors or Initial Investors, as the case may be.

                  k. The initial number of Registrable Securities included on any Registration Statement and each increase to the number of Registrable Securities included thereon shall be allocated pro rata among the Investors based on the number of Registrable Securities held by each Investor at the time of such establishment or increase, as the case may be. In the event an Investor shall sell or otherwise transfer any of such holder's Registrable Securities, each transferee shall be allocated a pro rata portion of the number of Registrable Securities included on a Registration Statement for such transferor. Any shares of Common Stock included on a Registration Statement and which remain allocated to any person or entity which does not hold any Registrable Securities shall be allocated to the remaining Investors, pro rata based on the number of shares of Registrable Securities then held by such Investors. For the avoidance of doubt, the number of Registrable Securities held by any Investor shall be determined as if all shares of Preferred Stock then outstanding or then issuable upon exercise of the Warrants were converted into or exercised for Registrable Securities.

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                                       21

         IN WITNESS WHEREOF, the parties have caused this Agreement to be duly executed as of the date first above written.


SELFCARE, INC.

By:
   -------------------------------
Name:
     -----------------------------
Its:
    ------------------------------

INITIAL INVESTORS:

PROPRIETARY CONVERTIBLE INVESTMENT GROUP, INC.

By:
   -------------------------------
Name:
     -----------------------------
Its:
    ------------------------------


CAPITAL VENTURES INTERNATIONAL

By: Heights Capital Management, its authorized agent

By:
   -------------------------------
Name:
     -----------------------------
Its:
    ------------------------------


C.C. INVESTMENTS, LDC.

By:
   -------------------------------
Name:
     -----------------------------
Its:
    ------------------------------